Oasis Petroleum Announces Reaffirmation and Extension of Its Borrowing Base, Schedules Third Quarter 2018 Conference Call, and Highlights Upcoming Conference Participation

Houston, Texas — October 19, 2018 — Oasis Petroleum Inc. (NYSE: OAS) (“Oasis” or the “Company”) today announced that the lenders under its revolving credit agreement completed their regular semi-annual redetermination of the borrowing base, resulting in a reaffirmed borrowing base of $1.6 billion with elected commitments remaining at $1.35 billion. In addition, maturity was extended to five years from the closing date, with a springing maturity 90 days prior to the maturity of the exiting 2022 and 2023 Senior Notes. The interest rate under the Oasis credit agreement ranges from LIBOR plus 150 bps to LIBOR plus 250 bps depending on borrowing base utilization. The next redetermination of the borrowing base is scheduled for April 1, 2019.

Third Quarter 2018 Schedule

Oasis plans to announce its Third Quarter 2018 financial and operational results on Monday, November 5, 2018 after the close of trading on the NYSE. Additionally, the Company will host a live webcast and conference call on Tuesday, November 6, 2018 at 10:00 a.m. Central Time to discuss Third Quarter 2018 financial and operational results.

Investors, analysts and other interested parties are invited to listen to the webcast and call:
Date:    Tuesday, November 6, 2018
Time:    10:00 a.m. Central Time
Live Webcast:      https://www.webcaster4.com/Webcast/Page/1052/27747

Sell-side analysts wishing to ask a question may use the following dial-in:
Dial-in:    888-317-6003
Intl. Dial-in:    412-317-6061
Conference ID:     1584359
Website:    www.oasispetroleum.com

A recording of the conference call will be available beginning at 12:00 p.m. Central Time on the day of the call and will be available until Tuesday, November 13, 2018 by dialing:

Replay dial-in:    877-344-7529
Intl. replay:    412-317-0088
Conference ID:     10124917

The call will also be available for replay for approximately 30 days at www.oasispetroleum.com

Conference Schedule
Additionally, Oasis Petroleum and Oasis Midstream Partners plan to participate in the following energy conferences and investor events:
November 28:        Jefferies 8th Annual Energy Conference – Houston, TX
December 5:        Capital One Securities 13th Annual Energy Conference – New Orleans, LA
December 5:        Wells Fargo’s 17th Annual Midstream & Utility Symposium – New York, NY
January 8:        Goldman Sachs Annual Energy Conference – Miami, FL

About Oasis Petroleum Inc.
Oasis is an independent exploration and production company focused on the acquisition and development of unconventional oil and natural gas resources, primarily operating in the Williston and Delaware Basins. For more information, please visit the Company’s website at www.oasispetroleum.com.

Contact:
Oasis Petroleum Inc.
Bob Bakanauskas, (281) 404-9600
Director, Investor Relations